UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2011

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01 – Regulation FD Disclosure.

On March 23, 2011, we issued a press release announcing the farm-in agreement described under Item 8.01 of this Form 8-K.  A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01 – Other Events.

On March 21, 2011, we entered into a farm-in agreement with Chesapeake Exploration, L.L.C. (“Chesapeake”) covering approximately 75,000 net acres in Reeves County, Texas (the “farm-in area”).  The farm-in area is located in the emerging Avalon Shale/Bone Springs/Wolfcamp play located in the southern portion of the Delaware Basin on the western edge of the Permian Basin.  Pursuant to the terms of the farm-in agreement, we have agreed to drill up to 100 wells in the farm-in area during a five-year term beginning March 1, 2011, the effective date of the farm-in agreement.  For each well that we drill in the farm-in area that meets certain specified requirements (each, a “carried well”), Chesapeake will retain a 25% carried interest, bearing none of the costs to drill and complete a carried well, and we will earn an undivided 75% interest in 640 net acres within the farm-in area (each, an “earned area”).  If we drill 100 wells in the farm-in area during the five-year term, we will earn an undivided 75% interest in the entire farm-in area that has not otherwise been assigned to us during the term of the farm-in agreement.

Under the farm-in agreement, we are obligated to drill or commence drilling operations on at least 20 carried wells prior to March 1, 2012.  If we fail to do so, the farm-in agreement will terminate, and we will be required to pay Chesapeake an aggregate amount equal to $15 million less $750,000 for each carried well we drilled in compliance with the farm-in agreement prior to March 1, 2012.  Following satisfaction of our initial drilling obligations, we have the right, but not the obligation, to drill at least 20 additional carried wells each year during the remainder of the term of the farm-in agreement.  If we fail to drill at least 20 carried wells during any year after expiration of the initial drilling period, the farm-in agreement will terminate without any liability to us.  Excess wells drilled during any year may be applied towards our drilling obligations in the next year.

Costs of drilling and completing subsequent wells drilled in an earned area shall be borne 75% by us and 25% by Chesapeake.  We may also incur additional costs to renew, extend or amend leases in the farm-in area.

We are currently reevaluating our previously planned exploration and development expenditures for 2011 and may reallocate financial resources from our current drilling programs as necessary to fund our obligations under the farm-in agreement.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 23, 2011 – Clayton Williams Energy, Inc. Makes Deal to Increase Stake in Delaware Basin Oil Play

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	March 24, 2011	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and
Chief Operating Officer

Date:	March 24, 2011	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 23, 2011 – Clayton Williams Energy, Inc. Makes Deal to Increase Stake in Delaware Basin Oil Play